Company Contact:

Iron Eagle Group, Inc.

Mr. Jason M. Shapiro, CFA, CPA, J.D.

Chief Financial Officer

Email: jasons@ironeaglegroup.com

Website: www.ironeaglegroup.com

FOR IMMEDIATE RELEASE

Iron Eagle Group Completes Transfer of NJ and NY Based Electrical Contractor

NEW YORK, NY, June 4, 2013 --- Iron Eagle Group, Inc., an energy and infrastructure company, today announced that it has completed the transfer of 100% of all rights, title and interest, if any, of Tru-Val Electric Corporation, an electrical contractor, to Chris Totaro.

For more information on Iron Eagle Group, please visit Iron Eagle's website at www.ironeaglegroup.com.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.

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